Exhibit 99.1
DESCRIPTION OF COMMON STOCK

Our certificate of incorporation provides for the issuance of our shares of common stock, as well as certain terms of our common stock. The following is a summary of some of the terms of our common stock, our certificate of incorporation and the Delaware General Corporation Law (the “DGCL”), and is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our certificate of incorporation and the DGCL. As used herein, the “company,” “our company,” “we,” “us” and “our” mean Ellington Financial Inc., a Delaware corporation.

Authorized Shares

We are authorized to issue, pursuant to action by our Board of Directors and subject to limitations prescribed by the DGCL, up to 100,000,000 shares of common stock, par value $0.001 per share. Following our conversion on March 1 from a Delaware limited liability company named Ellington Financial LLC into a Delaware corporation named Ellington Financial Inc. (the “Conversion”), we had outstanding as of the open of business on March 4, 2019, 29,745,776 shares of common stock.

Conversion

At 11:59 P.M. Eastern Time on March 1, 2019 (the “Effective Time”) and pursuant to a plan of conversion, each common share representing a limited liability company interest in Ellington Financial LLC outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of common stock.

Our certificate of incorporation and our bylaws provide our stockholders following the Conversion with substantially the same rights and obligations of limited liability company members pursuant to the operating agreement of Ellington Financial LLC immediately prior to the Conversion.

Voting Rights

The holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of our stockholders. Generally, all matters to be voted on by our stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of common stock present in person or represented by proxy, voting together as a group.

Economic Rights

Dividends. In general, holders of common stock will share ratably (based on the number of shares of common stock held) in any dividend declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of distributions and to any restrictions on the payment of distributions imposed by the terms of any outstanding preferred stock.

Liquidation. Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive our remaining assets available for distribution.

Restrictions on Transfer

See “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws” for a description of restrictions on transfers of our shares including our common stock and for a description of other provisions of the certificate of incorporation and bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.

Listing

Our common stock is listed on the NYSE under the ticker symbol “EFC.”

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue, pursuant to action by our Board of Directors and subject to limitations prescribed by the DGCL, up to 100,000,000 shares of preferred stock. The following is a summary of some of the terms of our preferred stock, our certificate of incorporation and the DGCL, and is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our certificate of incorporation and the DGCL.

Following the Conversion, we had no shares of preferred stock outstanding as of the open of business on March 4, 2019. Unless required by law or by any stock exchange, the authorized preferred stock will be available for issuance without further action by common stockholders.

Our Board of Directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•the designation of the series;

•the amount of shares of preferred stock of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of preferred stock of the series then outstanding;

•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;

•the redemption rights and price or prices, if any, for shares of preferred stock of the series;

•the terms and amounts of any sinking fund provided for the purchase or redemption of the shares of preferred stock of the series;

•the amounts payable on shares of preferred stock of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•whether the shares of preferred stock of the series will be convertible into or exchangeable for interests of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, the period or periods during which, the shares of preferred stock will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

•restrictions on the issuance of shares of preferred stock of the series or of any shares of any other class or series; and

•the voting rights, if any, of the holders of the shares of preferred stock of the series.

The designations, preferences, rights, powers and duties of each series of preferred stock will be set forth in a designating amendment to our certificate of incorporation that is approved by our Board of Directors and annexed to our certificate of incorporation.

Restrictions on Transfer

See “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws” for a description of restrictions on transfers of our shares including our preferred stock and for a description of other provisions of our certificate of incorporation and bylaws.

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS
Conversion and Incorporation

Our predecessor, Ellington Financial LLC, was formed as a limited liability company in Delaware in 2007, and was converted to a corporation as a result of the Conversion effective as of 11:59 P.M. Eastern Time on March 1, 2019.

Purpose

Under our certificate of incorporation, we are permitted to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a REIT (as hereinafter defined) under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the DGCL as now or hereafter in force. “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

Election of Members of Our Board of Directors

Members of our Board of Directors are elected by stockholders based on a plurality of the votes cast.

Removal of Members of Our Board of Directors

Any director or the entire Board of Directors may be removed with or without cause by a vote of at least 66 2/3% of the votes entitled to be cast in the election of directors. The vacancy in the Board of Directors caused by any such removal will be filled by a vote of the majority of directors then in office even if the remaining directors do not constitute a quorum.

Stockholder Meetings

Under our bylaws, we are required to hold an annual meeting of stockholders for the election of directors and other business on a date and time to be set by the Board of Directors. In addition, our certificate of incorporation provides that a special meeting of stockholders may be called by our Board of Directors and certain of our officers. Our certificate of incorporation further provides that, subject to the satisfaction of certain procedural and information requirements, a special meeting of stockholders shall be called by the Secretary of the company upon written request of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting.

Advance Notice of Nominations and Stockholder Business

Our certificate of incorporation establishes advance notice procedures with respect to stockholder proposals and the nomination of persons for election as directors at the annual meeting of our stockholders.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise or it conflicts with the rules of the New York Stock Exchange. Our certificate of incorporation permits stockholder action by unanimous written consent by stockholders.

Limitations on Liability and Indemnification of Our Directors and Officers

Pursuant to our certificate of incorporation and the DGCL, our directors and officers will not be liable to us, or any subsidiary of ours, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such person’s obligations or duties in connection with us, including breach of fiduciary duty, except as follows: (1) for any breach of the director’s duty of loyalty to us or the holders of the shares; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was our director, officer, employee, tax matters member or agent, or is or was serving at our request as a director, officer, employee or agent of another company, to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on our behalf in furtherance of our interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on our behalf.

Amendment of Our Certificate of Incorporation and Bylaws

Under the DGCL, amendments to our certificate of incorporation, with limited exceptions, must be approved by holders of a majority of the total voting power of our outstanding common stock and, to the extent that such amendment would have a material adverse effect on the holders of any class or series of shares, by the holders of a majority of the holders of such class or series. Our Board of Directors may amend, modify or repeal our bylaws without stockholder approval.

Business Combinations

Section 203 of the DGCL, provides that an “interested stockholder” (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in “business combinations” (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.

Provisions in the Certificate of Incorporation and Bylaws that may have an Anti-Takeover Effect

Some of the provisions in the certificate of incorporation and bylaws described above could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:

•	allowing only our Board of Directors to fill newly created directorships,

•
requiring advance notice for our stockholders to nominate candidates for election to our Board of Directors or to propose business to be considered by our stockholders at a meeting of our stockholders;

•
requiring that (subject to certain exceptions) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares (See “-Restrictions on Ownership and Transfer;”); and

•	limitations on the ability of our stockholders to call special meetings of our stockholders.

Certain provisions of the management agreement between us and our Manager also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to our Manager in the event of a termination.

Restrictions on Ownership and Transfer

Our certificate of incorporation, subject to certain exceptions, contains restrictions on the amount of our shares that a person may own and may prohibit certain entities from owning our shares. Our certificate of incorporation provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of our common stock which are transferred to the trust (as described below), will be required to give notice immediately to us, or in the case of proposed or attempted transactions will be required to give at least 15 days written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer, including, without limitation, the effect on our status as a REIT.

Our Board of Directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our Board of Directors such representations, covenants and undertakings as our Board of Directors may deem appropriate. Our Board of Directors may also condition any such exemption on the receipt of a ruling from the IRS or an opinion of counsel as it deems appropriate.

Any attempted transfer of our securities which, if effective, would result in a violation of the foregoing restrictions (other than those described in the preceding paragraph) will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our certificate of incorporation) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur, our certificate of incorporation provides that the purported transfer in violation of the restrictions will be void ab initio. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to common stock held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law and pursuant to our certificate of incorporation, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that the shares have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that the shares have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the securities shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing the shares bear a legend referring to the restrictions described above.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or might otherwise be in the best interests of our stockholders.